Exhibit 23.1

KPMG Audit 1 Stokes Place St. Stephen’s Green Dublin 2 D02 DE03 Ireland	Telephone +353 1 410 1000 Fax +353 1 412 1122 Internet www.kpmg.ie

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2024, with respect to the consolidated financial statements of Iterum Therapeutics plc, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/KPMG

Dublin, Ireland

June 7, 2024